UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Davis Drive Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

(984) 884-6030
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 30, 2025, Opus Genetics, Inc., a Delaware corporation (the “Company”), issued a press release announcing three-month data from the pediatric cohort and 18-month data from the adult cohort of its ongoing Phase 1/2 clinical trial (the “OPGx-LCA5-1001 Trial”) evaluating OPGx-LCA5, an investigational gene augmentation therapy for Leber congenital amaurosis type 5 (“OPGx-LCA5”). A copy of the press release is furnished herewith as Exhibit 99.1.

In connection with the foregoing, the Company announced that it would be discussing the OPGx-LCA5-1001 Trial, among other things, on a webcast and conference call on September 30, 2025. A presentation prepared for the purposes of the webcast and conference call is furnished herewith as Exhibit 99.2. The Company has also made the presentation available to investors on the “Events” section of the Company’s website at https://ir.opusgtx.com.

The information in this Item 7.01 of this Current Report on Form 8-K, and Exhibits 99.1 and 99.2, are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall each be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibits 99.1 and 99.2.

Item 8.01	Other Events.

The Company reported positive data from the OPGx-LCA5-1001 Trial evaluating OPGx-LCA5. OPGx-LCA5 has been well tolerated in all six participants treated to date (three adults and three pediatric participants), with no ocular serious adverse events or dose-limiting toxicities observed. All ocular adverse events were mild in severity and anticipated, with no events related to the study drug. One pediatric participant had a pre-existing cataract that worsened at three months, attributed to the surgical procedure, which did not obscure improvements in retinal sensitivity.

Three pediatric participants with severe baseline vision impairment received a single subretinal injection of OPGx-LCA5. All three pediatric participants provided evidence of improvements across multiple measures of visual function, including a group average of a 0.3 logMAR improvement in visual acuity and a >1 log unit improvement in cone sensitivity to both red and blue light on full-field stimulus testing, with additional evidence of functional benefit on mobility testing and microperimetry. Additionally, the combined adult data from the three adult participants supports that improvements in visual acuity were sustained through 18 months. The Company expects to meet with the U.S. Food and Drug Administration in the fourth quarter of 2025 to discuss the OPGx-LCA5-1001 Trial results and next steps for the program.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties posed by many factors and events that could cause the Company’s actual business, prospects and results of operations to differ materially from those anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, in Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and in the Company’s other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 30, 2025.
99.2	Presentation, dated September 30, 2025.
104.1	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPUS GENETICS, INC.

Date: September 30, 2025	By:	/s/ Dr. George Magrath
	Name:	Dr. George Magrath
	Title:	Chief Executive Officer